                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Pegasus Systems, Inc. which is incorporated in Pegasus Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated December 13, 1999 relating to the financial statements, which appears in the information statement/prospectus on Form S-4 dated December 14, 1999, which consolidated financial statements have been restated to give effect to the 3-for-2 stock split to be effected on January 7, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




                                            PricewaterhouseCoopers LLP



Dallas, Texas
December 27, 1999